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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Harcourt General, Inc. on Form S-3 (Nos. 33-13936, 33-46148, and 333-30621) and Form S-8 (Nos. 33-26079 and 333-42349) of our reports dated December 8, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Harcourt General, Inc. for the year ended October 31, 1997.

DELOITTE & TOUCHE LLP


Boston, Massachusetts
January 28, 1998